     As filed with the Securities and Exchange Commission on April 29, 1994

                                                  Registration No. 33-
                                                                      --------
- ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

- -------------------------------------------------------------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

- -------------------------------------------------------------------------------

                              ANALOGIC CORPORATION
                              --------------------
               (Exact Name of Issuer as specified in its charter)

            Massachusetts                                  04-2454372
            -------------                                  ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


    8 Centennial Drive, Peabody, MA                           01960
    -------------------------------                           -----
(Address of principal executive offices)                   (Zip Code)

- -------------------------------------------------------------------------------

                 1993 Key Employee Incentive Stock Option Plan
                 ---------------------------------------------
                            (Full Title of the Plan)

- -------------------------------------------------------------------------------

                            Julian Soshnick
                            General Counsel
                            Analogic Corporation
                            8 Centennial Drive
                            Peabody, MA 01960
                            (508) 977-3000
 (Name, address, including Zip Code, and telephone number, including area code, of agent for service)

- -------------------------------------------------------------------------------

                        Copies of all communications to:
                        --------------------------------
                            Frederic J. Marx, Esq.
                            Hemenway & Barnes
                            60 State Street
                            Boston, MA 02109

- -------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEES

==============================================================================
 Type of Securities     Amount to be    Proposed     Proposed     Amount of
  to be Registered       Registered     Maximum      Maximum     Registration
                                        Offering     Aggregate       Fee
                                        price per    Offering
                                          Share        Price
- -------------------------------------------------------------------------------
Common Stock, $.05 par       500,000     $16.00/1/   $8,000,000.00  $2,758.64
 value per share             shares
================================================================================

- ------------------

1. The price of $16.00 per share, which is the average of the high and low prices for the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System on April 26, 1994 is set forth solely for purposes of calculating the filing fee.

                                     PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         ----------------

     Documents containing the information specified in this Item 1 will be sent or given to each employee of Analogic Corporation (the "Registrant") who is eligible to participate in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

     The documents containing the information specified in this Item 2 will be sent or given to each employee who is eligible to participate in the Plan as specified by Rule 428(b)(1) of the Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act.

                                    PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------
     There are incorporated herein by reference the following documents and materials previously filed with the Commission:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1993;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1993;

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1994;

     (d) The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 1994; and

     (e) The description of the Registrant's common stock, par value $.05 per share (the "Common Stock"), contained in the registration statement filed on Form 8-A filed on December 11, 1972 under
          Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by Registrant, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------
     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------
     Lawrence T. Perera, Esq., a partner at Hemenway & Barnes, is the trustee of several trusts which in the aggregate own 2,800 shares of the Common Stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Registrant's By-Laws ("By-Laws") require the Registrant to indemnify present or past directors and officers ("Covered Persons") against all expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlements incurred in connection with prosecuting, defending, preparing to prosecute and defend, investigating or being or preparing to be a witness, in any actual or threatened action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative. The Registrant may, as authorized from time to time by the Board of Directors, indemnify any employee or agent of the Registrant to the fullest extent of the provisions of the By-Laws with respect to Covered Persons.

     No person may be indemnified with respect to any matter as to which he or she has been adjudicated not to have acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Registrant. With respect to any proceeding, other than one by or in the right of the Registrant, each Covered

Person shall be indemnified if such person acted in good faith and in a manner such person reasonably believed to be in the best interest of the Registrant or, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful. With respect to proceedings brought by or in the right of the Registrant, a Covered Person shall be indemnified if such person acted in good faith, and in a manner such person believed to be in the best interest of the Registrant; provided, however, no indemnification shall be made with respect to any claim, issue or matter as to which such Covered Person shall have been adjudged liable to the Registrant if applicable law prohibits such indemnification; and provided further, that if applicable law permits, indemnification shall nevertheless be made by the Registrant in such event only if the court which is considering the matter shall so determine.

     If a Covered Person is successful on the merits or otherwise in any proceeding, such Covered Person shall be indemnified to the maximum extent permitted by law. If such Covered Person is not wholly successful in such proceeding, but is successful on the merits or otherwise as to one or more, but less than all claims, issues or matters, the Registrant shall indemnify such Covered Person to the maximum extent permitted by law with respect to each successfully resolved claim, issue or matter.

     If a Covered Person is a witness in any proceeding, such person shall be indemnified against all reasonable expenses actually incurred by such Covered Person in connection therewith.

     The determination as to a Covered Person's right to indemnification shall be made by (a) the disinterested directors, (b) independent legal counsel, or (c) the stockholders.

     The Registrant is required to advance all reasonable expenses incurred by a Covered Person in connection with any proceeding upon written request of the Covered Person, which request must be accompanied by an undertaking by the Covered Person to repay any expenses if it is ultimately determined that such Covered Person is not entitled to be indemnified against such expenses.

     The right to indemnification and to receive advancement of expenses set forth in the By-Laws is not exclusive of any rights to which a Covered Person may be entitled under applicable law, the Articles of Organization, as amended, any agreement, vote of stockholders or resolution of the Board of Directors or otherwise.

     The Registrant is required to indemnify Covered Persons pursuant to the By-Laws to the fullest extent permitted under current applicable law and to such greater extent as applicable law may hereafter permit.

     The Registrant also has entered into Indemnification Agreements (the "Indemnification Agreements") with each of its directors, and may from time to time enter into similar agreements with executive officers who are not directors.

     Pursuant to the Indemnification Agreements, the Registrant has agreed to indemnify each director if he is a party to or is threatened to be made a party to or is otherwise involved in any proceeding against all losses and expenses incurred by him in connection with the defense or settlement of the proceedings. In general, the term "proceeding" includes any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Registrant or otherwise and whether civil, criminal, administrative or investigative, in which a director may be involved as a party, witness or otherwise by reason of his having been a director of the Registrant. The terms "losses" and "expenses" include amounts which the director pays as a result of the claim made against him in any proceeding including damages, judgements, liabilities, fines, penalties and sums paid in settlement of a claim, and expenses of investigations or judicial or administrative proceedings or appeals, attorneys' and accounting fees and disbursements, taxes, expenses of being a witness in a proceeding, and any expenses of establishing a right to indemnification under the Indemnification Agreements.

     A director shall not be entitled to indemnification if a court finds, in a final adjudication from which there is no further right of appeal, that the director did not act in good faith and in the reasonable belief that his conduct was in the best interest of the Registrant or, with respect to any criminal proceeding, the director had reasonable cause to believe his conduct was unlawful. In addition, the Registrant shall not be required to indemnify a director in connection with any proceeding (a) to the extent payment is made to the director for losses and expenses under an insurance policy, (b) based upon the director receiving an improper personal benefit to which he was not legally entitled, (c) for an accounting of profit made from the director's purchase or sale of the Registrant's securities in violation of Section 16(b) of the

Exchange Act, or (d) based upon a finding by a court in a final adjudication from which there is no further right of appeal that such indemnification is unlawful.

     To the extent that a director has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the director shall be indemnified against all expenses incurred in connection therewith. A director is entitled to advancement of expenses incurred in any proceeding provided that the director undertakes to repay such amounts to the Registrant if it shall ultimately be determined by a court in a final adjudication from which there is no further right of appeal that the director was not entitled to indemnification of such expenses.

     Indemnification under the Indemnification Agreements is not exclusive and does not affect any other rights to which directors may be entitled under the Registrant's Articles of Organization, as amended, or By-Laws, any other agreement, any vote of the stockholders or disinterested directors, the laws of the Commonwealth of Massachusetts or otherwise. Further, indemnification under the Indemnification Agreements continues as to directors who may have ceased to be directors.

     Massachusetts law permits the indemnification of directors, officers, employees or other agents of a corporation to the extent specified in : (a) the articles of organization, (b) the by-laws adopted by the stockholders, or
(c) any vote adopted by the stockholders. Except as the articles of organization or by-laws otherwise require, indemnification of officers, employees or other agents who are not directors may be provided to the extent authorized by the directors. Indemnification may include advancement of expenses incurred in defending a civil or criminal action or proceedings upon receipt of an undertaking to repay such payment if the director, officer, employee or other agent shall be adjudicated not to be entitled to indemnification. No indemnification may be provided any person with respect to any matter as to which he or she shall have been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation.

     Massachusetts law also provides a defense to liability for a director, officer or incorporator of a corporation under the following circumstances. If a director, officer or incorporator performs his duties as such in good faith and in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances, the fact that the director, officer or incorporator so performed his duties shall be a complete defense to certain claims asserted against him by reason of his being or having been a director, officer or incorporator of the corporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.   Exemption From Registration Claimed.
          ------------------------------------

     Not applicable.

Item 8.   Exhibits.
          --------


          Exhibit No.             Description of Exhibit
          -----------             ----------------------

              5.1               Opinion of Hemenway & Barnes

             10.1               1993 Key Employee Incentive
                                Stock Option Plan

             23.1               Consent of Hemenway & Barnes
                                (contained in Exhibit 5.1)

             23.2               Consent of Coopers & Lybrand

             24.1               Powers of Attorney


Item 9.   Undertakings.
          ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii), above, do not apply if the information required to be included in the post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provision, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 Signatures
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Peabody, Massachusetts, on April 27, 1994.

                                      ANALOGIC CORPORATION


                                      By:  Bernard M. Gordon
                                         -------------------------
                                         Bernard M. Gordon
                                         President and Chairman of
                                         the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, on April 27, 1994.

SIGNATURE                        CAPACITY
- ---------                        --------

 Bernard M. Gordon               Chairman of the Board of Directors,
- --------------------
Bernard M. Gordon                President (Principal Executive Officer)


John A. Tarello                  Director, Vice President,
                                 Treasurer (Principal Financial and
                                 Accounting Officer)*


M. Ross Brown                    Director, Vice President*


Bruce R. Rusch                   Director, Vice President*


Bruce W. Steinhauer, M.D.        Director*


Edward F. Voboril                Director*


Gerald L. Wilson                 Director*


*By  Julian Soshnick             April 27, 1994
   ------------------
     Julian Soshnick
     Attorney-in-fact